UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: April 5, 2011
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.
(a)	— (b) The Company held its Annual Shareholders’ Meeting on Tuesday, April 5, 2011 and voted on the following matters.
1.	The election of three directors to serve a three-year term. The following persons received a plurality of votes cast for Class I directors.

Director	For	Withheld	Broker Non-Votes
Bradley J. Bell	65,584,104	4,369,471	1,653,759
Lawrence D. Kingsley	68,637,877	1,315,698	1,653,759
Gregory F. Milzcik	69,638,963	314,612	1,653,759
2.	A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative votes	65,358,106
Negative votes	1,396,422
Abstentions	3,199,047
Broker non-votes	1,653,759
3.	A proposal to approve, on an advisory basis, the frequency (whether annual, biennial or triennial) with which stockholders shall be entitled to have an advisory vote on the compensation of the Company’s named executive officers. The proposal resulted in the “annual” or “every year” frequency receiving the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

3 years	20,833,807
2 years	2,712,007
1 year	43,195,487
Broker non-votes	3,212,274
4.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative votes	70,756,186
Negative votes	840,466
Abstentions	10,682
(d) Consistent with the stockholder vote on matter 3 above, the Company has adopted a policy to conduct advisory votes on the compensation of its named executive officers every year, until the next required vote on the frequency of such vote.
Item 7.01 — Regulation FD Disclosure.
On April 5, 2011, IDEX Corporation issued a press release announcing that its Board of Directors has approved a 13 percent increase in the Company’s regular quarterly cash dividend.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.
(d)	Exhibits
     99.1 Press release dated April 5, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
By:	/s/ Heath A. Mitts
Heath A. Mitts
Vice President and Chief Financial Officer

April 7, 2011

Exhibit Index

Exhibit
Number	Description

99.1	Press release dated April 5, 2011